UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/22/2007

Armstrong World Industries, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-2116

PA	23-0366390
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 3001
Lancaster, PA 17604
(Address of principal executive offices, including zip code)

717-397-0611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

The 2007 annual grant of 2,125 phantom stock units to Nonemployee Directors under the 2006 Phantom Stock Unit Plan occurred on October 22, 2007. This grant under that Plan was authorized and directed by the Board of Directors of Armstrong World Industries, Inc. on October 23, 2006. The Plan provides for the grant of phantom stock units to outside directors of the Company as payment for a portion of the director's annual retainer. The units vest on the one-year anniversary of award or, if earlier, the date of a change in control event, contingent upon the director's continued service through such date.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1 Form of Armstrong World Industries, Inc. 2007 Annual Award Agreement Under 2006 Phantom Stock Unit Plan.

10.2 Schedule of Participating Directors

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Armstrong World Industries, Inc.

Date: October 23, 2007	By:	/s/ Walter T. Gangl
Walter T. Gangl
Deputy General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of 2007 Annual Award Agreement under 2006 Phantom Stock Unit Plan
EX-10.2	Schedule of Participating Directors